UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2009 (October 7, 2009)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On October 7, 2009, Allos Therapeutics, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives  (the “Representatives”) of the several Underwriters named in therein (collectively, the “Underwriters”).  Subject to the terms and conditions of the Purchase Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, an aggregate of 14,000,000 shares of the Company’s authorized but previously unissued common stock, par value $0.001 (“Common Stock”), at a public offering price of $7.10 per share.  The resulting aggregate net proceeds to the Company from this Common Stock offering after an underwriting discount totaling approximately $5.7 million, but before expenses, will be approximately $93.7 million.  The Company has also granted the Underwriters a 30-day option to purchase up to an aggregate of 2,100,000 additional shares of Common Stock to cover over-allotments, if any.  The Underwriters’ obligations to purchase the shares is subject to the satisfaction of certain customary closing conditions, including receipt of legal opinions and approval of legal matters by their respective counsels.  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to the payments the Underwriters may be required to make in respect of these liabilities.  Subject to certain exceptions, the Company and all of the Company’s directors and executive officers and certain of its significant stockholders also agreed not to sell or transfer any Common Stock held by them for 60 days after October 7, 2009 without first obtaining the written consent of J.P. Morgan Securities Inc.  One of the Company’s directors holds an option to acquire 252,571 shares at an exercise price of $2.42 per share, which option would expire during the lock-up period if the lock-up period was extended as provided in the lock-up agreement. The Underwriters have agreed, notwithstanding the terms of the lock-up, that the director shall be permitted to sell, by means of net exercise of the option, a sufficient number of shares of the Company’s common stock underlying the option to cover the exercise price thereof.  A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The closing of the sale of 14,000,000 of the shares is scheduled to occur on or about October 13, 2009.  The shares have been registered pursuant to a registration statement on Form S-3 (Registration Statement No. 333-160679) filed with the Securities and Exchange Commission under the Act on July 20, 2009.

The foregoing is a summary of the terms of the Purchase Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto and incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

The press release announcing the pricing of the public offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 and attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements related to the sale by the Company of its securities. Words such as “believes”, “anticipates”, “plans”, “expects”, “intend”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to meet the closing conditions required for the consummation of the offering and other risks detailed in the Registration

Statement covering the offering and in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and periodic reports on Form 10-Q and Form 8-K. Do not place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and, except where required by law, the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Purchase Agreement, dated October 7, 2009, by and among Allos Therapeutics, Inc., J.P. Morgan Securities Inc., Citigroup Global Markets Inc., as representatives of the several Underwriters party thereto.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

99.1	Press Release, dated October 7, 2009, entitled “Allos Therapeutics Announces Pricing of Public Offering of Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 7, 2009

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

Purchase Agreement, dated October 7, 2009, by and among Allos Therapeutics, Inc., J.P. Morgan Securities Inc., Citigroup Global Markets Inc., as representatives of the several Underwriters party thereto.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

99.1	Press Release, dated October 7, 2009, entitled “Allos Therapeutics Announces Pricing of Public Offering of Common Stock.”